                                                                   EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-3, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-49195 on Form S-3, of our reports dated January 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of Philip Morris Companies Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included or incorporated by reference in the Philip Morris Companies Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".

                                          /s/  COOPERS & LYBRAND L.L.P.
                                          -----------------------------
                                          Coopers & Lybrand L.L.P.
New York, New York
November 27, 1996